Exhibit 5.1

November 30, 2017

Seacoast Banking Corporation of Florida

815 Colorado Avenue

Stuart, Florida 34994

Re:	Shelf Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 30, 2017

Ladies and Gentlemen:

We have acted as counsel to Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), in connection with the filing of the Company’s above-referenced Shelf Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of the following securities (collectively, the “Securities”): (i) the Company’s shares of common stock, $0.10 par value per share (the “Common Stock”); (ii) the Company’s shares of preferred stock, $0.10 par value per share (the “Preferred Stock”) (including shares convertible into or exchangeable for other securities) with such preferences and other terms as determined in accordance with the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, each as may be further amended and/or restated; (iii) the Company’s senior debt securities (the “Senior Debt Securities”); (iv) the Company’s subordinated debt securities (the “Subordinated Debt Securities”, and, together with the Senior Debt Securities, the “Debt Securities”); (v) depository shares representing receipts for fractional interests in the Company’s Preferred Stock (the “Depository Shares”); (vi) the rights to purchase any of the Securities (the “Rights”); (vii) stock purchase contracts representing contractual obligations to purchase or sell a specified or varying number of the Securities at a future date or dates (the “Purchase Contracts”); (viii) warrants to purchase any of the Securities or any combination of such Securities (the “Warrants”); and (ix) units, comprised of any combination of the Securities, which may be separable from one another (the “Units”).

The Securities may be offered in separate series and amounts, at prices, and on terms to be set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

Each series of Senior Debt Securities will be issued under a separate indenture for senior debt (as amended or supplemented from time to time, a “Senior Indenture”) in the form filed as an exhibit to the Registration Statement, to be entered into by and between the Company and Wilmington Trust,

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National Association, as trustee (the “Trustee”) and one or more supplements to the Indenture (each supplement, a “Supplemental Indenture””). Each series of Subordinated Debt Securities will be issued under a separate indenture for subordinated debt (as amended and/or supplemented from time to time, a “Subordinated Indenture”, and, together with the Senior Indentures, the “Indentures”) in the form filed as an exhibit to the Registration Statement, to be entered into by and between the Company and the Trustee and a Supplemental Indenture. Each of the Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Each Depositary Share will be issued pursuant to a deposit agreement by and between the Company and a bank or trust company as depositary (a “Depositary Agreement”), and will be evidenced by a depositary receipt (a “Depositary Receipt”) substantially in the form filed as an exhibit to a Prospectus Supplement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated into the Registration Statement by reference.

Each of the Rights will be issued pursuant to a rights agreement to be entered into by and between the Company and an entity selected by the Company to act as the rights agent (a “Rights Agent”) substantially in the form filed as an exhibit to a Prospectus Supplement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Rights Agreement”).

Each Purchase Contract will be executed pursuant to a purchase contract agreement substantially in the form filed as an exhibit to a Prospectus Supplement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Purchase Contract Agreement”).

Each Warrant will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a Prospectus Supplement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”).

Each Unit will be issued pursuant to a unit agreement substantially in a form filed as an exhibit to a Prospectus Supplement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Unit Agreement”).

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, the organizational documents of the Company, resolutions adopted by the Board of Directors of the Company (the “Board”), certificates of officers and representatives of the Company (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based), certificates of public officials, the Registration Statement and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all documents submitted to us as original documents and the conformity to authentic original documents of all documents submitted to us as copies (including

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telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

To the extent that the obligations of the Company under any agreement (including, without limitation, any Indenture, Supplemental Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Depositary Agreement or Rights Agreement) may be dependent upon such matters, we assume for purposes of this opinion that: (i) the other party or parties to such agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the other party or parties to such agreement is duly qualified to engage in the activities contemplated by the agreement, as applicable; (iii) the agreement has been duly authorized, executed and delivered by the other party or parties to such agreement, as applicable, and constitutes the valid and binding obligation of the other party or parties to such agreement, as applicable, enforceable against the other party or parties to such agreement, as applicable, in accordance with its terms; (iv) the other party or parties to such agreement is in compliance, with respect to any actions the other party to such agreement may take under such agreement, as applicable, with all applicable laws and regulations; and (v) the other party or parties to such agreement has the requisite organizational and legal power and authority to perform its obligations under such agreement, as applicable.

For purposes of this opinion, the term “Enforceability Exceptions” shall mean any (A) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following concepts: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with any agreement by any person other than the Company; and (viii) unconscionability.

Based upon the foregoing and subject in all respects to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	The Common Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the Common Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such Common Stock is in certificated form, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon receipt of the consideration approved by the Board therefor (not less than the par value of the Common Stock), will be validly issued, fully paid and nonassessable.

November 30, 2017

2.	The Preferred Stock, when (A) the Board has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of the Preferred Stock and to approve the issuance and terms of the offering of the shares of the Preferred Stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designations and the filing of the Certificate of Designations with the Secretary of State of the State of Florida, and (B) if such Preferred Stock is in certificated form, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, upon receipt of the consideration approved by the Board therefor (not less than the par value of the Preferred Stock), will be validly issued, fully paid and nonassessable.

3.	The Debt Securities, when (A) the Board has taken all necessary corporate action to authorize the form, terms, execution and delivery of the Debt Securities, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Debt Securities have been issued in the form and contain the terms set forth in the Registration Statement, the Indenture, a Supplemental Indenture and a Prospectus Supplement and such appropriate corporate action, and (C) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events and receipt by the Company of such lawful consideration as the Board (or an authorized committee thereof) may determine, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Depositary Shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Depositary Agreement relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of any Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Opinion Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will be validly issued and the depositary receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement, subject to the Enforceability Exceptions.

5.	The Rights, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Rights and related matters, in each case so as not to violate any

November 30, 2017

applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Rights have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Rights have been duly executed, countersigned, registered and delivered in accordance with the applicable Rights Agreement approved by the Board upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

6.	The Purchase Contracts, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Purchase Contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Purchase Contracts have been duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Purchase Contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable Purchase Contract approved by the Board upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

7.	The Warrants, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or agreements relating to the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates or other instruments or documents, if any, representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

8.	The Units, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of the Units and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Units have been, if required, duly executed and delivered by the Company, and (C) certificates or other instruments or documents, if any, evidencing the Units have been duly executed, countersigned, registered and delivered in accordance with the applicable Unit Agreement approved by the Board upon payment of the consideration therefor provided for therein, will constitute valid and legally binding obligations of the Company entitled to the benefits of the agreement under which they were issued, subject to the Enforceability Exceptions.

In rendering the foregoing opinions, we have further assumed that: (i) all Securities will be issued and sold in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or

November 30, 2017

agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable Indenture, Supplemental Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Depositary Agreement, or Rights Agreement and will take any other appropriate additional corporate action; and (iv) certificates or other instruments or documents, if any, representing the Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, Supplemental Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, Depositary Agreement, or Rights Agreement, duly authenticated and countersigned.

We express no opinion herein as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to herein.

Our opinions set forth herein are limited to the laws of the State of New York (as related to the enforceability of the documents, agreements and instruments referred to herein), the Florida Business Corporation Act (the “FBCA”) and the federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules or regulations.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the paragraphs numbered (1) through (8) above. Our opinions expressed herein are each made as of the date hereof, and we disclaim any obligation and undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this law firm under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Alston & Bird LLP

ALSTON & BIRD LLP